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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of The Macerich Company

Santa Monica, California

        We consent to the use of our report dated February 25, 2011 (except for Notes 3 and 16, as to which the date is September 9, 2011), with respect to the consolidated balance sheet of The Macerich Company as of December 31, 2010, and the related consolidated statements of operations, equity and redeemable noncontrolling interests and cash flows for the year then ended, and the related financial statement schedule, and the use of our report dated February 25, 2011 with respect to The Macerich Company's effectiveness of internal control over financial reporting as of December 31, 2010, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Los Angeles, California

September 9, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM